PRESS RELEASE

Contact: Matthew Sokol 203-573-2153

Chemtura Reports Third Quarter 2015 Financial Results

Third Quarter 2015 GAAP earnings from continuing operations and managed basis earnings from continuing operations of $0.45 per diluted share
Core Segments deliver year-over-year improvement of $29 million in operating income on a GAAP basis and $27 million on a managed basis

PHILADELPHIA, PA – October 28, 2015 – Chemtura Corporation, (NYSE / Euronext Paris: CHMT) (the “Company,” “Chemtura,” “We,” “Us” or “Our”) today announced financial results for the third quarter ended September 30, 2015. The Company also filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. For the third quarter of 2015, Chemtura reported net sales of $444 million and net earnings from continuing operations on a GAAP basis of $31 million, or $0.45 per diluted share. Net earnings from continuing operations on a managed basis also were $31 million, or $0.45 per diluted share.
Third Quarter 2015 Financial Results
The discussion below includes financial information on both a GAAP and non-GAAP managed basis. We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that managed basis financial information provides useful information to investors. A reconciliation of GAAP and managed basis as well as Core Segment financial information is provided in the supplemental schedules included in this release.
The following is a summary of the quarter ended September 30, 2015 unaudited financial results from continuing operations on a GAAP and managed basis (2014 data includes Chemtura AgroSolutions):

(In millions, except per share data)	Quarters Ended - GAAP			Quarters Ended - Managed Basis
	September 30,	September 30,		September 30,	September 30,
	2015	2014	% change	2015	2014	% change
Net sales	$444	$558	(20%)	$434	$558	(22%)
Operating income	$53	$35	51%	$45	$39	15%
Earnings	$31	$15	107%	$31	$21	48%
Earnings - per diluted share	$0.45	$0.17	(a)	$0.45	$0.23	96%
Adjusted EBITDA				$70	$66	6%
(a) - Changes greater than 150% are not shown.

CEO Remarks
“We delivered strong results this quarter,” said Craig Rogerson, Chemtura's Chairman, President and Chief Executive Officer. “Adjusted EBITDA of our Core Segments grew $27 million or 63% compared to the third quarter of last year and $10 million or 17% sequentially. We also once again generated significant free cash flow in the quarter. We were able to achieve significant gains in profitability despite continued softness in sales volume in many areas, demonstrating the strength of our focused specialty chemical portfolio and the continued results from our cost reduction and commercial excellence initiatives,” said Mr. Rogerson.

"Our Industrial Performance Products segment continued to benefit from lower raw material costs, which more than made up for lower revenues that were the result of overall lower pricing. Industrial Engineered Products posted impressive year-over-year improvements, driven by continued improvements in bromine and bromine-derivative pricing and improved manufacturing performance. Both segments experienced meaningful reductions in manufacturing and SG&A costs compared to the previous quarter and the third quarter of last year, demonstrating the success of our cost reduction initiatives,” commented Mr. Rogerson. “Overall, we are proud of our results and our proven ability to create value for shareholders.”

Third Quarter Core Segments Overview
We use the term "Core Segments" to describe our Industrial Performance Products, Industrial Engineered Products and Corporate segments only. Our Agrochemical Manufacturing segment contains the results of our on-going supply agreements with the purchaser of our Chemtura AgroSolutions business and the results of Chemtura AgroSolutions for periods prior to our sale of the business in November 2014.
(See tables that follow for a quantitative summary of components of change by segment between the third quarter of 2014, the second quarter of 2015 and the third quarter of 2015)
Industrial Performance Products ("IPP")
Our IPP segment reported lower net sales and higher operating income on both a GAAP and managed basis for the third quarter of 2015 compared with the third quarter of 2014. GAAP and managed basis net sales and operating income were slightly lower on a sequential basis.
The decline in third quarter net sales compared with the prior year is primarily the result of unfavorable changes in product mix within both our petroleum additive and urethane businesses as well as lower selling prices in our petroleum additives business as we continued to pass along lower input costs to our customers. Our IPP segment also experienced unfavorable foreign currency translation due to the strengthening of the U.S. dollar compared to last year. Sequentially, revenue was down slightly on flat volumes due primarily to unfavorable product mix in both IPP businesses, offset in part by increased sales in intermediates and synthetic lubricant products within our petroleum additives business.
Operating income on a GAAP and managed basis improved for the quarter despite lower volume and selling prices. The improvement year-over-year was due to lower raw material and manufacturing costs, which more than offset lower selling prices, lower volumes and unfavorable product mix. Sequentially, operating income was slightly lower as a result of the unfavorable product mix which was only partly offset by lower raw material and manufacturing costs. Both year-over-year and sequentially, the segment benefited from lower selling, general and administrative ("SG&A") costs which resulted from implementing the cost savings initiatives that we announced in the fourth quarter of 2014.
Industrial Engineered Products ("IEP")
Our IEP segment reported lower net sales and higher operating income on both a GAAP and managed basis compared with the third quarter of 2014 and the second quarter of 2015.
Net sales decreased year-over-year and sequentially predominately due to volume declines across many of our Great Lakes Solutions (“GLS”) products, especially sales of furniture foam flame retardants, elemental bromine and, later in the third quarter, flame retardant products used in electronic applications largely reflecting customer inventory reductions. Sales prices for flame retardants used in electronic applications increased sequentially and compared to a year ago which offset the lower volumes. Net sales compared to the prior year were also impacted by the effect of foreign exchange translation as the U.S. dollar strengthened against foreign currencies beginning in late 2014.

Operating income in the third quarter of 2015 was higher compared to the prior quarter and a year ago primarily due to higher selling prices coupled with lower manufacturing and SG&A costs. SG&A continues to benefit from the cost reduction programs we announced in late 2014 and we are reflecting the full benefit of these initiatives in this quarter. Year-over-year, operating income benefited from a decrease in raw material costs, although raw material costs increased slightly when compared to the second quarter of 2015.
Corporate
Our Corporate segment expense decreased compared to the third quarter of 2014, but we note that our third quarter 2014 GAAP basis expense included $7 million in costs related to the sale of our Chemtura AgroSolutions business. The reduction attributable to Chemtura AgroSolutions' sale related costs was offset by an increase in the accruals for employee benefit and management incentives due to our improved performance year-to-date. Sequentially, corporate expense decreased compared to the second quarter of 2015.

Agrochemical Manufacturing Segment
Net sales and operating income on a GAAP basis in our Agrochemical Manufacturing segment in the third quarter of 2015 were $37 million and $9 million, respectively. These results included $10 million in net sales and operating profit related to the non-cash amortization, net of accretion, of a below-market contract obligation that was recorded as part of the Chemtura AgroSolutions divestiture in 2014.
Income Taxes
Income tax expense on a GAAP basis was $16 million in the third quarter of 2015 compared with $12 million in the third quarter of 2014 and $16 million in the second quarter of 2015. Through the third quarter of 2014, we continued to provide a full valuation allowance on our U.S. deferred tax assets and accordingly did not record an income statement tax provision on our U.S. income (losses) reflecting the related U.S. tax expense (benefit) as a reduction (increase) in the valuation allowance in those periods. Therefore, income tax expense for the quarter and nine months ended September 30, 2014 primarily represented income tax expense related to our foreign subsidiaries. Having released the valuation allowance on most of our U.S. deferred tax assets in the fourth quarter of 2014, income tax expense for the quarter and nine months ended September 30, 2015 included a full income tax provision on the income of both our foreign subsidiaries and our U.S. operations. In finalizing our 2014 U.S. income tax return, we concluded to claim certain U.S. income tax credits and deductions for 2014 and certain prior years in light of the change in our tax attributes in 2014. Based on a study concluded in the third quarter of 2015, those credits and deductions are greater than originally estimated. Our 2015 GAAP effective tax rate now reflects those changes to the prior estimate. We now anticipate our GAAP effective tax rate for the calendar year 2015 will be 32% with a range of 30% to 34% depending on any changes in the mix of income between U.S. and foreign jurisdictions or any additional discrete tax expenses or benefits.
On a managed basis, in 2013, we used an effective tax rate of 31%. In 2014, we elected to retain this rate until we were in a position to evaluate the effects of the sale of the Chemtura AgroSolutions business on the rate. In the first quarter of 2015, we completed our evaluation and based upon the forecast for the full year, we estimated our baseline managed basis tax rate at 28%. This rate is subject to fluctuations each quarter due to changes in our forecasted operating results of our continuing businesses, changes in the mix of income between U.S. and foreign jurisdictions and discrete items that are recorded in the periods identified. As of the September 30, 2015, we revised our managed basis rate for the inclusion of credits, deductions and return to provision adjustments discussed above but excluded those that relate to the divestiture of Chemtura AgroSolutions. We have also considered known changes in the mix of income between U.S. and foreign jurisdictions. Based on the adjustments to the effective rate discussed above we now estimate that our managed basis tax rate for the full year will be 23%. Due to the reduction of the tax rate from that used for the second quarter ended June 30, 2015, the resulting tax provision for the third quarter of 2015 is lower than the full year rate. We anticipate that the managed basis effective tax rate for the full year of 2015 may range from 21% to 25%. Excluding the adjustments to our rate for the credits, deductions and return to provision items, our estimated base line managed basis tax rate continues to be 28%.
Cash income taxes paid (net of refunds) for the third quarter of 2015, the third quarter of 2014 and the second quarter of 2015 were $12 million, $18 million and $2 million, respectively.

Other Highlights

•
Net cash provided by operating activities for the third quarter of 2015 was $48 million as compared with net cash provided by operating activities of $9 million and $53 million for the third quarter of 2014 and second quarter of 2015, respectively.

•
In the third quarter of 2015, we repurchased 0.7 million shares of common stock at a cost of $18 million. As of September 30, 2015, the remaining authorization under our share repurchase program was approximately $180 million.

•
Capital expenditures for the third quarter of 2015 were $21 million, compared to $30 million in the third quarter of 2014 and $19 million in the second quarter of 2015. The year-over-year decrease primarily related to lower spending on major capital projects at our Nantong, China facility, somewhat offset by an increase in capital spend at our DayStar facility in Hyeongok, South Korea.

•
Our total debt was $517 million as of September 30, 2015 compared with $574 million as of December 31, 2014. The decrease was primarily due to a repayment of $42 million on our Term Loan and a $15 million repayment of our China Bank Facility.

•
Cash and cash equivalents were $317 million compared with $392 million as of December 31, 2014. The decrease was primarily the result of repurchases of shares of common stock under our share repurchase program and debt repayments, partially offset by net proceeds of $54 million from the sale of the Platform Specialty Products Corporation common stock during the second quarter of 2015.

Outlook
“We don’t anticipate any significant changes in the fourth quarter to the lackluster demand environment we have seen in a number of our businesses during 2015. Nevertheless, we expect to continue to deliver year-over-year improvement in profitability,” said Mr. Rogerson. “For our IEP business, we expect to continue to benefit from the improved bromine pricing we secured in recent months. Our contracted supply of bromine from Israel should return to full rates in the fourth quarter, which will help offset any headwinds in IEP. For clear brine fluids, it is likely that the steady demand we have seen will continue through the fourth quarter, but we still caution that a downturn is possible given lower oil prices reducing investment in exploration. For IPP, we have historically seen year-end customer destocking of certain petroleum additive products, which will result in modest reduction in profitability sequentially, but we still expect to deliver year-over-year improvement,” commented Mr. Rogerson.

“Despite general softness in volumes,” he added, “we remain committed to meet our 2015 Adjusted EBITDA targets that we first set out on our Investor Day in February,” said Mr. Rogerson.

Third Quarter Earnings Q&A Teleconference
Copies of this release will be available on the Investor Relations section of our website at www.chemtura.com. We will host a teleconference to review these results at 2:00 p.m. (EDT) on Wednesday, October 28, 2015. Interested parties are asked to dial in approximately 10 minutes prior to the start time. The call-in number for U.S. based participants is (877) 633-3602 and for all other participants is (404) 665-9523. The conference ID code is 14708355.
Replay of the call will be available for thirty days, starting at 5 p.m. (EDT) on Wednesday, October 28, 2015. To access the replay, call toll-free (855) 859-2056, (800) 585-8367, or (404) 537-3406, and enter access code 14708355. An audio webcast of the call can be accessed via the link below during the time of the call:
http://edge.media-server.com/m/p/jfo89ife
Chemtura Corporation, with 2014 net sales of $2.2 billion, is a global manufacturer and marketer of specialty chemicals. Additional information concerning us is available at www.chemtura.com.
Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends. In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations.
Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations. Excluded items include costs associated with facility closures, severance and related costs; gains and losses on the sale of businesses and assets; increased depreciation due to the change in useful life of assets under restructuring programs; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations: impairment charges; changes in our pension plans as a result of dispositions, merger or significant plan amendments; the release of cumulative translation adjustments upon the complete or substantial liquidation of any majority-owned entity; the recognition of the fair value, net of accretion, of any significant below-market contractual obligations and the costs associated with the sale of our Chemtura AgroSolutions business in prior periods that was not included in the gain on sale of business. They also include the computation of Adjusted EBITDA. In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.
While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and may not provide a comparable view of our performance relative to other companies in similar industries.
Forward-Looking Statements
This earnings press release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products and expectations for growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in forward-looking statements. Important factors that could cause our results to differ materially from those expressed in forward-looking statements include, but are not limited to, economic, business, competitive, political, regulatory, legal and governmental conditions in the countries and regions in which we operate. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules

Page

GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited) -
Quarters ended September 30, 2015, June 30, 2015 and September 30, 2014	7

GAAP and Managed Basis Segment Net Sales, Operating Income and Adjusted EBITDA (Unaudited) -
Quarters ended September 30, 2015, June 30, 2015 and September 30, 2014	8

Condensed Consolidated Balance Sheets - September 30, 2015 (Unaudited) and December 31, 2014	9

Condensed Consolidated Statements of Cash Flows and Supplemental Data (Unaudited) -
Quarters ended September 30, 2015, June 30, 2015 and September 30, 2014	10

Major Factors Affecting Managed Basis Net Sales and Operating Results (Unaudited) -
Quarter ended September 30, 2015 versus September 30, 2014 and June 30, 2015	11

GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited) -
Quarters ended September 30, 2015, June 30, 2015 and September 30, 2014	12

GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited) -
Quarters ended September 30, 2015, June 30, 2015 and September 30, 2014	13

CHEMTURA CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	GAAP - Quarters Ended			Managed Basis - Quarters Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	June 30, 2015	September 30, 2014
			(a)			(a)
Net sales	$444	$464	$558	$434	$454	$558
Cost of goods sold	327	350	424	327	350	423
Gross profit	117	114	134	107	104	135
Gross profit %	26%	25%	24%	25%	23%	24%

Selling, general and administrative	36	41	65	36	41	62
Depreciation and amortization	22	24	24	22	23	24
Research and development	4	6	10	4	6	10
Facility closures, severance and related costs	1	—	—	—	—	—
Loss on sale of business	1	—	—	—	—	—
Equity income	—	(1)	—	—	(1)	—
Operating income	53	44	35	45	35	39
Interest expense	(7)	(8)	(12)	(7)	(8)	(12)
Other income (expense), net	1	(2)	4	1	(2)	4
Earnings from continuing operations before income taxes	47	34	27	39	25	31
Income tax expense	(16)	(16)	(12)	(8)	(5)	(10)
Earnings from continuing operations	$31	$18	$15	$31	$20	$21

Per share information:
Earnings from continuing operations - Basic	$0.46	$0.27	$0.17	$0.46	$0.30	$0.23
Earnings from continuing operations - Diluted	$0.45	$0.26	$0.17	$0.45	$0.29	$0.23

Weighted average shares outstanding - Basic	67.5	67.6	89.4	67.5	67.6	89.4
Weighted average shares outstanding - Diluted	68.3	68.5	90.7	68.3	68.5	90.7

Comparison versus June 30, 2015:
% change in net sales	(4)%			(4)%
% change in operating income	20%			29%

Comparison versus September 30, 2014:
% change in net sales	(20)%			(22)%
% change in operating income	51%			15%

(a) - The Chemtura AgroSolutions business was sold in November 2014. Subsequent to that date, the activity in this segment reflects on-going supply agreements with Platform Specialty Products, and therefore, the results in the prior periods are not comparable to the current period.

CHEMTURA CORPORATION
Segment Net Sales, Operating Income and Adjusted EBITDA (Unaudited)
(In millions)

	GAAP - Quarters Ended			Managed Basis - Quarters Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	June 30, 2015	September 30, 2014
NET SALES
Petroleum additives	$156	$158	$169	$156	$158	$169
Urethanes	70	72	78	70	72	78
Industrial Performance Products	226	230	247	226	230	247
Bromine based & related products	144	158	157	144	158	157
Organometallics	37	39	41	37	39	41
Industrial Engineered Products	181	197	198	181	197	198
Agrochemical Manufacturing (a)	37	37	113	27	27	113
Total net sales	$444	$464	$558	$434	$454	$558
OPERATING INCOME
Industrial Performance Products	$37	$38	$28	$37	$38	$28
Industrial Engineered Products	24	15	5	25	16	6
Agrochemical Manufacturing (a)	9	10	20	(1)	—	20
Segment operating income	70	63	53	61	54	54
General corporate expense, including amortization	(15)	(19)	(18)	(16)	(19)	(15)
Facility closures, severance and related costs	(1)	—	—	—	—	—
Loss on sale of business	(1)	—	—	—	—	—
Total operating income	$53	$44	$35	$45	$35	$39

Adjusted EBITDA by Segment:
Industrial Performance Products				$44	$46	$35
Industrial Engineered Products				36	28	17
General corporate expense				(10)	(14)	(9)
Core segments Adjusted EBITDA				70	60	43
Agrochemical Manufacturing (a)				—	1	23
Adjusted EBITDA				$70	$61	$66

(a) - The Chemtura AgroSolutions business was sold in November 2014. Subsequent to that date, the activity in this segment reflects on-going supply agreements with Platform Specialty Products, and therefore, the results in the prior periods are not comparable to the current period.

CHEMTURA CORPORATION
Condensed Consolidated Balance Sheets
(In millions)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$317	$392
Accounts receivable, net	229	251
Inventories, net	316	329
Other current assets	147	238
Assets held for sale	—	6
Total current assets	1,009	1,216
NON-CURRENT ASSETS
Property, plant and equipment, net	668	704
Goodwill	167	172
Intangible assets, net	89	99
Deferred tax asset - non-current	292	313
Other assets	162	163
Total Assets	$2,387	$2,667

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term borrowings	$42	$18
Accounts payable	138	146
Accrued expenses	147	170
Below market contract obligation - current	38	38
Income taxes payable	17	24
Liabilities held for sale	—	9
Total current liabilities	382	405
NON-CURRENT LIABILITIES
Long-term debt	475	556
Pension and post-retirement health care liabilities	277	318
Below market contract obligation - non-current	155	185
Deferred tax liability - non-current	17	25
Other liabilities	112	124
Total liabilities	1,418	1,613

TOTAL EQUITY	969	1,054
Total Liabilities and Equity	$2,387	$2,667

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows and Supplemental Data (Unaudited)
(In millions)

	Quarters Ended
Increase (decrease) to cash	September 30, 2015	June 30, 2015	September 30, 2014
			(a)
Condensed Consolidated Statements of Cash Flows (Unaudited)
Net cash provided by operating activities	$48	$53	$9
Net cash (used in) provided by investing activities	(21)	40	(23)
Net cash used in financing activities	(18)	(32)	(66)
Effect of exchange rates on cash and cash equivalents	(1)	3	(10)
Change in cash and cash equivalents	8	64	(90)
Cash and cash equivalents at beginning of period	309	245	235
Cash and cash equivalents at end of period	$317	$309	$145

Supplemental cash flow data:
Changes in accounts receivable	$33	$(2)	$7
Changes in inventory	$(11)	$7	$(28)
Changes in accounts payable	$(5)	$(7)	$9
Changes in pension and post-retirement health care liabilities	$(18)	$(3)	$(18)

Net proceeds from divestments		$5	$7
Sale of Platform shares		$54
Capital expenditures	$(21)	$(19)	$(30)
Common shares acquired	$(18)	$—	$(70)
Income tax payments - net of refunds	$(12)	$(2)	$(18)
Interest payments	$(14)	$(2)	$(20)

	As of
Capitalization data:	September 30, 2015
Total debt	$517
Cash and cash equivalents	$317
Net Debt (Total debt less Cash and cash equivalents)	$200

Share Repurchase Program:	Shares purchased	Cost of shares	Remaining Authorization
October 2014 and August 2015 authorizations			$650
4Q 2014 Share Purchases	13.7	$330	$320
Nine months ended September 30, 2015 Share Purchases	5.8	$140	$180

(a) - Includes activity related to the Chemtura AgroSolutions business that was sold in November 2014.

CHEMTURA CORPORATION
Major Factors Affecting Managed Basis Net Sales and Operating Results (Unaudited)
(In millions)

Net Sales - Managed Basis (a)	Industrial Performance Products	Industrial Engineered Products	Subtotal Core Segments	Agrochemical Manufacturing	Total
Quarter Ended September 30, 2014	$247	$198	$445	$113	$558
Changes in selling prices	(8)	6	(2)	—	(2)
Unit volume and mix	(6)	(18)	(24)	—	(24)
Foreign currency	(7)	(5)	(12)	—	(12)
Divestiture	—	—	—	(86)	(86)
Quarter Ended September 30, 2015	$226	$181	$407	$27	$434

Quarter Ended June 30, 2015	$230	$197	$427	$27	$454
Changes in selling prices	(1)	2	1	—	1
Unit volume and mix	(3)	(18)	(21)	—	(21)
Quarter Ended September 30, 2015	$226	$181	$407	$27	$434

Operating Income - Managed Basis (a) (b)	Industrial Performance Products	Industrial Engineered Products	General corporate expense	Subtotal Core Segments	Agrochemical Manufacturing	Total
Quarter Ended September 30, 2014	$28	$6	$(15)	$19	$20	$39
Price over raw materials	9	8	—	17	—	17
Unit volume and mix	(5)	(3)	—	(8)	—	(8)
Foreign currency	1	—	—	1	—	1
Divestitures	—	—	—	—	(22)	(22)
Manufacturing cost and absorption	1	10	—	11	—	11
Distribution cost	(1)	2	—	1	—	1
Depreciation and amortization expense	—	—	1	1	1	2
SGA&R	5	4	(4)	5	—	5
Other	(1)	(2)	2	(1)	—	(1)
Quarter Ended September 30, 2015	$37	$25	$(16)	$46	$(1)	$45

Quarter Ended June 30, 2015	$38	$16	$(19)	$35	$—	$35
Price over raw materials	—	1	—	1	—	1
Unit volume and mix	(3)	(1)	—	(4)	—	(4)
Foreign currency	1	—	—	1	—	1
Manufacturing cost	1	6	—	7	—	7
Depreciation and amortization expense	—	—	1	1	—	1
SGA&R	1	2	2	5	—	5
Other	(1)	1	—	—	(1)	(1)
Quarter Ended September 30, 2015	$37	$25	$(16)	$46	$(1)	$45

(a) - See tables that follow for a reconciliation of Net Sales and Operating Income to GAAP.
(b) - See tables that follow for a reconciliation to Adjusted EBITDA. Adjusted EBITDA excludes depreciation and amortization expense and share-based compensation expense from Operating Income on a Managed Basis.

CHEMTURA CORPORATION
GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended September 30, 2015			Quarter ended June 30, 2015			Quarter Ended September 30, 2014
	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis
Net sales	$444	$(10)	$434	$464	$(10)	$454	$558	$—	$558
Cost of goods sold	327	—	327	350	—	350	424	(1)	423
Gross profit	117	(10)	107	114	(10)	104	134	1	135
Gross profit %	26%		25%	25%		23%	24%		24%
Selling, general and administrative	36	—	36	41	—	41	65	(3)	62
Depreciation and amortization	22	—	22	24	(1)	23	24	—	24
Research and development	4	—	4	6	—	6	10	—	10
Facility closures, severance and related costs	1	(1)	—	—	—	—	—	—	—
Loss on sale of business	1	(1)	—	—	—	—	—	—	—
Equity income	—	—	—	(1)	—	(1)	—	—	—
Operating income	53	(8)	45	44	(9)	35	35	4	39
Interest expense	(7)	—	(7)	(8)	—	(8)	(12)	—	(12)
Other income (expense), net	1	—	1	(2)	—	(2)	4	—	4
Earnings from continuing operations before income taxes	47	(8)	39	34	(9)	25	27	4	31
Income tax expense	(16)	8	(8)	(16)	11	(5)	(12)	2	(10)
Earnings from continuing operations	$31	$—	$31	$18	$2	$20	$15	$6	$21

Per share information:
Earnings from continuing operations - Basic	$0.46		$0.46	$0.27		$0.30	$0.17		$0.23
Earnings from continuing operations - Diluted	$0.45		$0.45	$0.26		$0.29	$0.17		$0.23

Weighted average shares outstanding - Basic	67.5		67.5	67.6		67.6	89.4		89.4
Weighted average shares outstanding - Diluted	68.3		68.3	68.5		68.5	90.7		90.7

Managed Basis Adjustments consist of the following:
Below market contract obligation		$(10)			$(10)			$—
Costs associated with the sale of Chemtura AgroSolutions		—			—			7
Other non-recurring charges		—			1			(3)
Facility closures, severance and related costs		1			—			—
Loss on sale of business		1			—			—
Pre-tax		(8)			(9)			4
Adjustment to apply a Managed Basis effective tax rate		8			11			2
After-tax		$—			$2			$6

Adjusted EBITDA consists of the following:
Operating income - GAAP			$53			$44			$35
Below market contract obligation			(10)			(10)			—
Costs associated with the sale of Chemtura AgroSolutions			—			—			7
Other non-recurring charges			—			1			(3)
Facility closures, severance and related costs			1			—			—
Loss on sale of business			1			—			—
Operating income - Managed Basis			45			35			39
Depreciation and amortization - Managed Basis			22			23			24
Non-cash share-based compensation expense			3			3			3
Adjusted EBITDA			$70			$61			$66

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited)
(In millions of dollars)

	Quarter Ended September 30, 2015			Quarter ended June 30, 2015			Quarter Ended September 30, 2014
	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis
NET SALES
Industrial Performance Products	$226	$—	$226	$230	$—	$230	$247	$—	$247
Industrial Engineered Products	181	—	181	197	—	197	198	—	198
Agrochemical Manufacturing	37	(10)	27	37	(10)	27	113	—	113
Total net sales	$444	$(10)	$434	$464	$(10)	$454	$558	$—	$558
OPERATING INCOME
Industrial Performance Products	$37	$—	$37	$38	$—	$38	$28	$—	$28
Industrial Engineered Products	24	1	25	15	1	16	5	1	6
Agrochemical Manufacturing	9	(10)	(1)	10	(10)	—	20	—	20
Segment operating income	70	(9)	61	63	(9)	54	53	1	54
General corporate expense, including amortization	(15)	(1)	(16)	(19)	—	(19)	(18)	3	(15)
Facility closures, severance and related costs	(1)	1	—	—	—	—	—	—	—
Loss on sale of business	(1)	1	—	—	—	—	—	—	—
Total operating income	$53	$(8)	$45	$44	$(9)	$35	$35	$4	$39

Managed Basis Adjustments consist of the following:
Below market contract obligation		$(10)			$(10)			$—
Costs associated with the sale of Chemtura AgroSolutions		—			—			7
Other non-recurring charges		—			1			(3)
Facility closures, severance and related costs		1			—			—
Loss on sale of business		1			—			—
		$(8)			$(9)			$4

DEPRECIATION AND AMORTIZATION
Industrial Performance Products	$7	$—	$7	$7	$—	$7	$7	$—	$7
Industrial Engineered Products	11	—	11	12	(1)	11	11	—	11
Agrochemical Manufacturing	1	—	1	1	—	1	2	—	2
General corporate expense	3	—	3	4	—	4	4	—	4
Total depreciation and amortization	$22	$—	$22	$24	$(1)	$23	$24	$—	$24

NON-CASH SHARE-BASED COMPENSATION EXPENSE
Industrial Performance Products			$—			$1			$—
Industrial Engineered Products			—			1			—
Agrochemical Manufacturing			—			—			1
General corporate expense			3			1			2
Total non-cash share-based compensation expense			$3			$3			$3

Adjusted EBITDA by Segment:
Industrial Performance Products			$44			$46			$35
Industrial Engineered Products			36			28			17
Agrochemical Manufacturing			—			1			23
General corporate expense			(10)			(14)			(9)
Adjusted EBITDA			$70			$61			$66